Exhibit 1.1

EXECUTION VERSION

BIOMARIN PHARMACEUTICAL INC.

(a Delaware corporation)

6,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: May 31, 2012

BIOMARIN PHARMACEUTICAL INC.

(a Delaware Corporation)

6,500,000 Shares of Common Stock

(Par Value $0.001 Per Share)

UNDERWRITING AGREEMENT

May 31, 2012

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

Barclays Capital Inc.

As Representatives of the several

Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

                  Incorporated

One Bryant Park

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” or an “Underwriter”), Barclays Capital Inc. (“Barclays” or an “Underwriter”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Barclays are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 650,000 additional shares of Common Stock. The aforesaid 6,500,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 650,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-181766), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “Rules and Regulations”) under the Securities Act of 1933, as amended (the “Act”). Such registration statement covers the registration of the Securities under the Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the Rules and Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Rules and Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each preliminary prospectus used in connection with the offering of the Securities that omitted Rule 430B Information, is herein called a “Preliminary Prospectus” and all references herein to any “Preliminary Prospectus” shall be deemed to include the Statutory Prospectus (as hereinafter defined). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations, is herein called the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished or made available to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the time of the execution of this Agreement is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and

Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the initial Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations (“Rule 163(c)”)) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Rules and Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer.”

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the Rules and Regulations (“Rule 462(e)”) on May 30, 2012, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules and Regulations, at the Applicable Time and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendment thereof or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Preliminary Prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) and the Prospectus complied when so filed in all material respects with the Rules and Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together with the other information set forth on Schedule B (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:30 a.m. (Eastern Time) on May 31, 2012 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405) relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show, as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means the prospectus, dated May 30, 2012, which was contained in the Original Registration Statement, and the preliminary prospectus supplement dated May 30, 2012 relating to the offering of the Securities, including the documents incorporated by reference therein pursuant to item 12 of Form S-3 under the Act, in the form first furnished to the Underwriter for use in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement, the Prospectus, the Statutory

Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 6(b) hereof.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations and the Exchange Act and the Exchange Act Regulations, and, when read together with the other information (a) in the Prospectus at the time the Registration Statement became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430(B)(f)(2) of the Rules and Regulations), (b) in the Preliminary Prospectus at the earlier of the time the Preliminary Prospectus was first used and the date and time of the first contract of sale of Securities in this offering, (c) in the Prospectus at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Accountants. KPMG LLP, which certified the financial statements and supporting schedules included in the Registration Statement or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, is an independent public accountant as required by the Act and the Rules and Regulations and, to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, the “Sarbanes-Oxley Act”).

(v) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, if any, included or incorporated by reference, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. The interactive data in eXtensible Business

Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development that would be reasonably expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(viii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) (A) that is a corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, and (B) that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case under clause (A) or (B) where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the General Disclosure Package, and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and those other subsidiaries that do not, collectively, constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(ix) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).

(x) Authorization of Agreement. The Company has full corporate power and authority to (a) enter into this Agreement and to consummate the transactions contemplated under this Agreement, and (b) authorize, execute, issue, and deliver the Securities as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xi) Authorization and Description of the Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the General Disclosure Package and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xii) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter, by-laws or similar organizational documents, and neither the Company nor any of its subsidiaries is (A) except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) or (B) in violation of any law, statute, rule, regulation, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or in the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the offering, issuance and sale of the Securities pursuant to this Agreement and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Prospectus and the General Disclosure Package under the caption “Use of Proceeds”), and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreement (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not be reasonably likely to result in a Material Adverse Effect), nor will such action result in (Y) any violation of the provisions of the charter or by-laws of the Company or any subsidiary or (Z) except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

(xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xiv) Absence of Proceedings. There is no claim, action, suit, proceeding, inquiry, audit, review or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company, or, to the knowledge of the Company, otherwise involving the Company or any subsidiary of the Company which is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package (other than as disclosed therein), or which would be reasonably likely to result in a Material Adverse Effect, or which would be reasonably likely to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Prospectus and the General Disclosure Package, including ordinary routine litigation incidental to the business, would not be reasonably likely to result in a Material Adverse Effect.

(xv) Absence of Rulemaking or Similar Proceedings. To the Company’s knowledge, there are no rulemaking or similar proceedings before the U.S. Food and Drug Administration (the “FDA”), the Department of Health and Human Services, the Centers for Medicare and Medicaid Services or any other federal, state, local or foreign governmental bodies that regulate the Company’s or any of its subsidiaries’ activities, which would be expected to have a Material Adverse Effect.

(xvi) Accuracy of Descriptions and Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the General Disclosure Package or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described in all material respects and filed as required.

(xvii) Possession of Intellectual Property. The Company and its subsidiaries own or license or have rights to use, make, sell, and otherwise exploit, all Intellectual Property (as defined below) necessary for the conduct of the Company’s business as now conducted except as such failure to own or license such rights would not have a Material Adverse Effect. Except as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into the Registration Statement, the Preliminary Prospectus, and the Prospectus under the caption “Item 1. Description of Business”, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by other parties of any Intellectual Property described in the preceding sentence, except as such infringement, misappropriation or violation would not reasonably be expected to have a Material Adverse Effect; (ii) there is no pending, or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others to which the Company or any of its Subsidiaries is a party, or to the knowledge of the Company, otherwise challenging the Company’s or its Subsidiaries’ rights in or to, or exploitation of, any such Intellectual Property, and the Company has no knowledge of any facts which would form a reasonable basis for any such claim; (iii) except with respect to certain trademarks of the Company which are being opposed, such Intellectual Property owned by the Company and to the knowledge of the Company, such Intellectual Property licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the

Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company has no knowledge of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company has no knowledge of any other fact which would form a reasonable basis for any such claim; and (v) to the Company’s knowledge, no employee or independent contractor of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or actions undertaken while employed or engaged with the Company, except as such violation would not reasonably be expected to have a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent rights, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures owned, licensed or used by the Company.

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the consummation of the transactions contemplated by this Agreement, or for the due execution, delivery or performance of this Agreement, in each case on the terms contemplated by the Registration Statement, the Prospectus and the General Disclosure Package except such as (i) have been already obtained or made, or (ii) may be required under the Act or the Rules and Regulations, the rules of the NASDAQ Stock Market LLC, state securities laws or Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xix) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company any affiliate of the Company has taken, nor will the Company or, to the knowledge of the Company, any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xx) Possession of Licenses and Permits. The Company and its subsidiaries possess such regulatory and quasi-regulatory permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such

Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has knowledge of any proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxi) Regulatory Authorities. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, each of the Company and its subsidiaries: (a) is and at all times has been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (b) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other federal, state or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (c) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (d) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (e) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; and (f) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

The studies, tests and preclinical and clinical trials material to the Company and its subsidiaries taken as a whole, and conducted by or on behalf of the Company and each of its subsidiaries, were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the General Disclosure Package or the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor any of its subsidiaries has received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of its subsidiaries that are material to the Company and its subsidiaries taken as a whole.

(xxii) Compliance with Health Care Laws. Neither the Company or any subsidiary, nor the Company’s or any subsidiary’s business operations is in violation of any Health Care Laws, except where such violation would not reasonably be expected to result in a Material Adverse Effect. “Health Care Laws” means (i) the Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) the federal and state fraud and abuse laws referred to generally or specifically in the Preliminary Prospectus and the Prospectus, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (iii) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information Technology for Economic and Clinical Health, and the regulations promulgated thereunder, (iv) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (v) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (vi) the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs; (vii) quality, safety and accreditation requirements of all applicable state laws or regulatory bodies; (viii) any and all other applicable federal, state, or foreign health care laws or regulations, including for each of (i) through (viii) as may be amended from time to time. Notwithstanding the foregoing or anything herein to the contrary, the Company makes no representations or warranties regarding compliance by the Company’s physician customers with applicable laws.

(xxiii) Title to Property. The Company and its subsidiaries have good title to all real property and personal property (other than Intellectual Property) owned by them, in each case, which is material to the business of the Company, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General

Disclosure Package or the Prospectus or (b) would not, singly or in the aggregate, materially adversely affect the value of such property, and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds herefrom as described in the Statutory Prospectus or the Prospectus, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi) No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xxvii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(xxviii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxix) ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is or has been maintained, administered or contributed to by the Company or any member of any group that includes or has included the Company (as determined under Section 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) (a “Company Affiliate”) for their employees or former employees has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, there has not occurred any “accumulated funding deficiency” within the meaning of Section 412 of the Code or Section 302 of ERISA, respectively, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined as of the plan’s most recent actuarial report using the actuarial assumptions set forth therein, and such actuarial assumptions are reasonable in the aggregate. Neither the Company nor any Company Affiliate has incurred or is reasonably expected to incur any liability to any “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA. Neither the Company nor any Company Affiliate has incurred or is reasonably expected to incur any liability under any “welfare plan” within the meaning of Section 3(1) of ERISA that provides benefits to retired or terminated employees (other than as required by Section 4980B of the Code or Title I, Subtitle B, Part 6 of ERISA).

(xxx) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxi) Insurance. The Company and its Subsidiaries carry, or are covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as, in the Company’s judgment, is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and duly in force on the date hereof.

(xxxii) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus and that is not so described therein.

(xxxiii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvi) Statistical and Market Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources and, to the extent required, the Company has obtained the written consent to the use of such data from such sources. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xxxvii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxviii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or to the knowledge of the Company, on the part of any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxix) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the Company’s 2006 Share Incentive Plan, 1998 Director Option Plan and 1997 Stock Plan (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code as of its Grant Date (as defined below) so qualified, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, (iii) each such grant was made in accordance with the terms of the applicable stock option plan, the Exchange Act and the rules of the NASDAQ Stock Market LLC and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission to the extent required in accordance with the Exchange Act and all other applicable laws. There is no and has been no policy or practice of the Company to coordinate the grant of Stock Options prior to the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(xl) Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been established by the Company or its subsidiaries or where the failure to pay such taxes would not result in a Material Adverse Effect. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2010 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or its subsidiaries or where the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xli) Since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been (A) any change in the capital stock (except for changes made in the ordinary course of business consistent with past practice pursuant to the Company’s equity plans in existence prior to the date of this Agreement, and other than the exercise of options and warrants outstanding prior to the date of this Agreement) or long-term debt of the Company or any of its subsidiaries, or (B) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to result in, a Material Adverse Effect.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price per share of $36.28, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 650,000 shares of Common Stock, at the price per share set forth Section 2(a), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than one business day or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California, 92626, or at such other place as shall be agreed upon by the Underwriter and the Company, at approximately 9:00 A.M. (Eastern Time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on, subject to Section 2(b) hereof, each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The Company will deliver the Initial Securities, and the Company shall deliver the Option Securities, if any, to the Representatives for the account of the Underwriters through the facilities of the Depository Trust Company (against payment of the purchase price) as provided in the preceding paragraph prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with the Underwriters as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B or Rule 424, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed part thereof or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will promptly effect the filings necessary pursuant to Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus supplement transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus supplement. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(b) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any Preliminary Prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object in writing, except as required pursuant to applicable law, legal or administrative order or process. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object to in writing, except as required pursuant to applicable law, legal or administrative order or process.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof), and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriters, without charge, as many copies of each Preliminary Prospectus as the Representatives reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the Act and the Rules and Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required by the Act to be delivered in connection with sales of the Securities (or would be required upon request by a purchaser pursuant to Rule 173 under the Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements. The Company will use its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as possible (if it is not an automatic shelf registration statement with respect to the Securities), and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Preliminary Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus, or the Statutory Prospectus and the Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Representatives, to qualify the Securities for offering and sale under the applicable securities laws of such states and other domestic, or if applicable, foreign, jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Restriction on Sale of Common Stock. During a period of sixty (60) days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement or prospectus under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to any non-employee director stock plan or dividend reinvestment plan (E) any shares of Common Stock issued or sold in connection with any joint venture, partnering or other arrangement with any strategic investor or partner of the Company (provided that the Representatives receive a signed lock-up for the balance of the 60 day period with respect to any such shares of Common Stock so issued or sold), or (F) any shares of Common Stock issued or sold in connection with any acquisition made by the Company (provided that the Representatives receive a signed lock-up for the balance of the 60 day period with respect to any such shares of Common Stock so issued or sold). Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions imposed in this Section 3(i) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. Nothing in this Section 3(i) shall prevent the Company from filing any registration statements on Form S-8 relating to employee benefit plans or on Form S-4 relating to corporate reorganizations or other transactions under Rule 145 where the issuance of the securities being registered thereunder is explicitly permitted by this Section (3)(i).

(j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Rules and Regulations.

(k) Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Securities on the NASDAQ Global Select Market.

(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may reasonably be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Underwriters, and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto (including without limitation any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky survey and any supplement thereto,

(viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, lodging expenses of the representatives and officers of the Company and any such consultants (provided the Underwriters shall be responsible for the Underwriters’ lodging expenses), (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the inclusion of the Securities on the NASDAQ Global Select Market, and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third paragraph of Section 1(a)(ii) hereof.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters

SECTION 5. Conditions Of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). Any material required to be filed by the Company pursuant to Rule 433(d) under the Rules and Regulations, shall have been filed with the Commission within the applicable periods prescribed for such filings by Rule 433. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Paul Hastings LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Accountant’s Comfort Letter. On the date of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Preliminary Prospectus.

(e) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(f) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except for those representations and warranties made as of a specific date which shall remain true and correct as of such date), (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time , and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(g) FINRA Matters. FINRA shall, if applicable, have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(h) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of Paul Hastings LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three (3) days prior to such Date of Delivery.

(j) Additional Information. At or prior to the Closing Time and at each Date of Delivery, the Representatives and counsel to the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

(k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by written notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 14 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of, (B) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) any untrue statement or alleged untrue statement of a material fact included in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to the investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

(iv) provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus, including the Rule 430B Information, or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any Preliminary Prospectus, or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the following information furnished to the Company by such Underwriter through the Representatives expressly for use therein: the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the first and second paragraphs under the heading “Underwriting–Price Stabilization and Short Positions,” the information under the heading “Passive Market Making,” and the information under the heading “Underwriting–Electronic Distribution”.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, the Company shall be entitled to assume the defense of any action or proceeding with counsel reasonably satisfactory to the indemnified party. Upon assumption by the Company of the defense of any such action or proceeding, the indemnified party shall have the right to participate in such action or proceeding and to retain its own counsel but the Company shall not be liable for any legal expenses of such counsel retained by such indemnified party in connection with the defense thereof unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to employ counsel reasonably satisfactory to the indemnified party in a timely manner, or (iii) the indemnified party shall have been advised by counsel that there are actual or potential conflicting interests between the Company and the indemnified party, including situations in which there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the Company; provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, including the Underwriters. The Company will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this Section 6 or Section 7 hereof (whether or not any Underwriter or any other indemnified party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Except as described below, the Company shall not have any liability with respect to any settlement, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding entered into or made by the Representatives or any other indemnified party in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the Representatives or any other indemnified party is an actual or potential party to such claim, action or proceeding), without the prior written consent of the Company, not to be unreasonably withheld.

If the Representatives or any other indemnified party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such party is not named as a defendant, the Company will reimburse each Underwriter for all expenses incurred in connection with such party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (x) the total proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and (y) the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, hereof bear to the sum of (x) and (y).

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Underwriter’s Affiliates and selling agents, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, and any person controlling any Underwriter, its officers or directors, any person controlling the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Select Market, or (iv) if trading generally on the New York Stock Exchange or in the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental agency or body, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe or (vi) if a banking moratorium has been declared by either federal or New York authorities. Notice of any termination of this Agreement shall be promptly given to the Company by telecopy or telephone and shall be subsequently confirmed by letter.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal and Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, attention Syndicate Registration; notices to the Company shall be directed to it at 105 Digital Drive, Novato, CA 94949, attention of General Counsel.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriters are and have been acting solely as a principal and are not the agent or fiduciary of the Company, any of its subsidiaries or its stockholders, creditors, employees or any other party, (iii) the Underwriters have not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or any of its subsidiaries on other matters) and the Underwriters have no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representative, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representative, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed (including by facsimile) in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly,

BioMarin Pharmaceutical Inc.

By:	/s/ Jean-Jacques Beinaimé
Name: Jean-Jacques Bienaimé
Title: Chief Executive Officer

Confirmed as of the date first above mentioned.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BARCLAYS CAPITAL INC.
As Representatives of the several Underwriters

By:	/s/ Edmund D. Baxter
Name: Edmund D. Baxter
Title: Managing Director

By:	/s/ Matthew Young
Name: Matthew Young
Title: Managing Director

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,250,000
Barclays Capital Inc.	3,250,000

Total	6,500,000

Schedule A

SCHEDULE B

Information included in General Disclosure Package:

Number of Securities Offered:	6,500,000, or 7,150,000 if the Underwriters exercise their option to purchase additional Securities.

Price per share:	As to each investor, the price paid by such investor.

Schedule B

SCHEDULE C

INDIVIDUALS ENTERING LOCK-UPS

1.	Jean-Jacques Bienaimé, Chief Executive Officer

2.	Daniel Spiegelman, Executive Vice President, Chief Financial Officer

3.	Stephen Aselage, Executive Vice President, Chief Business Officer

4.	Robert A. Baffi, Ph.D., Executive Vice President, Technical Operations

5.	G. Eric Davis, Senior Vice President, General Counsel and Secretary

6.	Henry J. Fuchs, M.D., Vice President, Chief Medical Officer

7.	Brian R. Mueller, Vice President, Controller and Chief Accounting Officer

8.	Mark Wood, Vice President, Human Resources

9.	Kenneth Bate, Director

10.	Michael Grey, Director

11.	Elaine J. Heron, Ph.D., Director

12.	Pierre Lapalme, Director

13.	V. Bryan Lawlis, Director

14.	Alan J. Lewis, Ph.D., Director

15.	Richard A. Meier, Director

16.	William D. Young, Director

Schedule C

EXHIBIT A

FORM OF OPINION OF PAUL HASTINGS LLP

COUNSEL TO THE COMPANY

[Underwriter[s]]

[—], 2012

[—], 2012	32348.[00XXX]

[Underwriter[s]],

as Underwriter[s]

[Address Line 1]

[Address Line 2]

Re:    BioMarin Pharmaceutical Inc.

Ladies and Gentlemen:

We have acted as counsel to BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of up to an aggregate of [—] shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”)[, including up to [—] shares of Common Stock that may be sold pursuant to the exercise of an over-allotment option], pursuant to the Underwriting Agreement (as defined below). This opinion letter is being delivered pursuant to Section[s] 5(b) [and 5(i)(ii)] of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Underwriting Agreement.

As such counsel and for purposes of our opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials, statutes records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Underwriting Agreement (the “Underwriting Agreement”), dated May [—], 2012, by and [between/among] the Company and [—] (the “Underwriter[s]”);

(ii)	the Registration Statement on Form S-3 (File No. 333-[—]) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on May [—], 2012 (the “Registration Statement”);

(iii)	the base prospectus, dated May [—], 2012, as filed with the Commission on May [—], 2012 as part of the Registration Statement (the “Base Prospectus”);

(iv)	the preliminary prospectus supplement, dated May [—], 2012, for the offering of the Shares, as filed with the Commission on May [—], 2012 pursuant to Rule 424(b) under the Securities Act (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”);

[Underwriter[s]]

[—], 2012

(v)	the prospectus supplement, dated [—], 2012, for the offering of the Shares, as filed with the Commission on [—], 2012 pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

(vi)	the Registration Statement on Form 8-A (File No. 000-26727) filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 15, 1999 (the “Form 8-A”);

(vii)	the 2011 Annual Report on Form 10-K (File No. 000-26727), filed by the Company with the Commission under the Exchange Act on February 22, 2012 (the “Annual Report”), and the agreements listed as exhibits to the Annual Report;

(viii)	the other documents filed by the Company pursuant to the Exchange Act, and incorporated by reference into the Prospectus as of the date hereof (the “Incorporated Documents”);

(ix)	the amended and restated certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”), as certified as of [—], 2012 by the Secretary of State of the State of Delaware, and the bylaws of the Company (together with the Certificate of Incorporation, the “Charter Documents”), certified by the Secretary of the Company as of the date hereof;

(x)	a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Company under the laws of the State of Delaware as of [—], 2012 (the “Good Standing Certificate”);

(xi)	a good standing certificate of the Secretary of State of the State of California with respect to the Company as of [—], 2012 (the “California Good Standing Certificate”);

(xii)	resolutions adopted by the Company’s board of directors (the “Board”) on May [—], 2012, certified by the Secretary of the Company, relating to the filing of the Registration Statement and the execution and delivery of, and the performance by the Company of its obligations under, the Underwriting Agreement;

(xiii)	minutes of a meeting of the pricing committee of the Board, dated May [—], 2012, certified by the Secretary of the Company, relating to the approval of the terms of the Underwriting Agreement; and

(xiv)	certificates of officers and representatives of the Company.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. [We have also relied upon the certificate of BNY Mellon Shareowner Services, the Company’s transfer agent, dated [—], 2012 (the “Transfer Agent Certificate”).]

[Underwriter[s]]

[—], 2012

In such examination and in rendering the opinions expressed below, we have assumed and relied upon: (i) the due authorization, execution and delivery of the Underwriting Agreement and all other documents by all of the parties thereto (other than the due authorization, execution and delivery of the Underwriting Agreement by the Company); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that the Underwriting Agreement and all other documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Company), enforceable against such parties (other than the Company) in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct and that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate and California Good Standing Certificate; (viii) that [each of] the Underwriter[s] has satisfied all regulatory and legal requirements applicable to its activities; and (ix) that for purposes of opinion paragraph 3 with respect to preemptive rights under the General Corporation Law of the State of Delaware (“DGCL”) or the Charter Documents, no change occurs under the DGCL or such Charter Documents after the date hereof.

As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company and upon the representations, warranties and covenants contained in the Underwriting Agreement.

Statements in this opinion letter that are qualified by the expression “to our knowledge” or “known to us” or other expressions of like import are limited to the current actual knowledge of Thomas Pollock, Samantha Eldredge and Aliza Cohen, the individual attorneys in the firm who have devoted substantive attention to the representation of the Company in connection with the issuance and sale of the Shares and the preparation of the Company’s filings under the Exchange Act. We have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. [In rendering the opinion set forth in opinion paragraph 13 below, we have not made any independent investigation of any court, governmental or regulatory records to determine whether any action, suit or proceeding has been filed or is pending.]

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinions:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority (a) to

[Underwriter[s]]

[—], 2012

own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, (b) to execute and deliver the Underwriting Agreement and to perform its obligations through the Closing Time thereunder, and (c) to issue, sell and deliver the Shares as contemplated under the Underwriting Agreement.

2.	We confirm that the Company is qualified as a foreign corporation to do business as a foreign corporation and is in good standing as a foreign corporation in the State of California as of the date of the California Good Standing Certificate.

3.	The shares of Common Stock being sold pursuant to the Underwriting Agreement have been and, when issued in accordance with the terms of the Underwriting Agreement, will be free of preemptive rights that exist under the DGCL or the Charter Documents and will be validly issued, fully paid and nonassessable.

4.	(a) The execution, delivery and performance of the Underwriting Agreement (including the issuance and sale of the Shares pursuant thereto) have been duly authorized by all necessary corporate action on the part of the Company.

(b) The Underwriting Agreement has been duly executed and delivered by the Company.

5.	As of March 31, 2012, the Company had 250,000,000 shares of Common Stock authorized. As of March 31, 2012, based solely upon review of the Transfer Agent Certificate, the Company had 115,681,825 issued and outstanding shares of Common Stock.

6.	The information (a) incorporated by reference in the Form 8-A under “Item 1—Description of Registrant’s Securities to be Registered”, which is contained in the second and third paragraph under the heading “Description of Capital Stock”, not including the preferred share number in, and the last sentence of, such third paragraph, (b) in the Base Prospectus under the heading “Description of Capital Stock”, and (c) in the Preliminary Prospectus Supplement and the Prospectus Supplement under the heading “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders”, insofar as they purport to constitute matters of law, summaries of legal matters, agreements, documents or proceedings referred to therein, fairly and accurately summarize the legal matters, agreements, documents or proceedings described therein in all material respects.

7.	The Registration Statement, including without limitation the Rule 430B Information, on its effective date and on each deemed effective date prior to the date hereof with respect to the Underwriter[s] pursuant to Rule 430B(f)(2) under the Securities Act, the Preliminary Prospectus as of the date thereof and the Prospectus as of the date of the Prospectus Supplement (other than, in each case, the financial statements, notes and schedules thereto and other information of a financial, accounting or statistical nature included or incorporated by reference therein, as to which we express no opinion), appear on their face to comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder.

8.	Each of the Incorporated Documents, as of the date on which it was filed with the Commission (other than, in each case, the financial statements, notes and schedules thereto and other information of a financial, accounting or statistical nature included or incorporated by reference therein, as to which we express no opinion), appears on its face to comply as to form in all material respects with the then-applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

[Underwriter[s]]

[—], 2012

9.	Based solely on the Commission Notice of Effectiveness, the Registration Statement has become effective under the Securities Act; any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); [any required filing of the Issuer Free Writing Prospectus set forth on Schedule I hereto pursuant to Rule 433 under the Securities Act has been made in the manner and within the time period required by Rule 433(d);] to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

10.	No consent, registration, qualification, approval, authorization or order of or filing with any federal, California or New York governmental authority or, to our knowledge, any California, New York or federal court is required for the Company’s due authorization, execution and delivery of the Underwriting Agreement and the issuance, sale or delivery of the Shares pursuant thereto, other than (a) those that have been obtained under the Securities Act, the Exchange Act or the rules of the NASDAQ Stock Market LLC, and (b) those under state securities or blue sky laws (as to which we express no opinion).

11.	The execution and delivery of the Underwriting Agreement and the performance by the Company through the Closing Time of its obligations thereunder, and the issuance and delivery of the Shares by the Company pursuant to the Underwriting Agreement do not (a) violate any provisions of the Charter Documents; (b) constitute a material breach by the Company of, or constitute a material default by the Company under, or constitute a Repayment Event (as defined in Section 1[(a)(xii)] of the Underwriting Agreement) by the Company under, any of the agreements listed as an exhibit to the Annual Report; (c) cause the Company to violate any federal or California or New York law, regulation or rule (other than state securities or blue sky laws, as to which we express no opinion) applicable to the Company; or (d) cause the Company to violate any decree, judgment or order of any federal, California or New York state court, government or governmental instrumentality applicable to the Company which is known to us.

12.	[To our knowledge, there are no contracts, licenses, agreements, leases or other documents of a character which are required to be filed as exhibits to the Registration Statement as of its date or to be summarized or described in the Registration Statement as of its date, the Preliminary Prospectus or the Prospectus which are not so filed, summarized or described, as applicable.]

13.	[To our knowledge, there is no action, suit or proceeding at law or in equity, or by or before any federal or California state court or governmental or regulatory body or agency or arbitration board or panel pending or overtly threatened against the Company, which is required to be described in the Preliminary Prospectus or the Prospectus but is not so described therein [or in the documents incorporated by reference therein].]

14.	The Company is not and, immediately after giving effect to the offer and sale of the Shares and the use of the proceeds therefrom as contemplated by the Underwriting Agreement and described in the Preliminary Prospectus or the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

[Underwriter[s]]

[—], 2012

15.	To our knowledge, no person has the right, as a result of the filing or effectiveness of the Registration Statement, pursuant to the terms of any contract, agreement or other instrument, to have any securities issued by the Company and owned by such person registered pursuant to the Securities Act and included in the Registration Statement or sold in the offering contemplated by the Prospectus.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations:

A. With respect to the matters addressed in this opinion letter, we call your attention to the following:

1. We express no opinion or view with respect to any anti-fraud laws.

2. Except with respect to federal securities laws as set forth in opinion paragraphs 7, 8, 9, 10, 11(c), 11(d), [12, 13] and [14], we express no opinion or view with respect to other federal and state securities laws.

3. For purposes of opinion paragraphs 10, 11(c) and 11(d), we express no opinion or view with respect to any of the following: (i) Federal Reserve Board margin regulations; (ii) pension and employee benefit laws (e.g., ERISA); (iii) federal and state antitrust, trade and unfair competition laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Exon-Florio Act; (iv) the statutes, ordinances, administrative decisions and rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), or any foreign law, rule or regulation; (v) federal and state environmental laws; (vi) federal and state land use and subdivision laws; (vii) federal and state tax laws; (viii) federal and state laws relating to communications (including, without limitation, the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended); (ix) federal and state laws, rules or regulations relating to, or any rights or obligations of the Company with respect to matters of patent, trademark, service mark, trade name, service name, trade secret or copyright or otherwise with respect to any other matter regarding proprietary information or intellectual property; (x) federal and state racketeering laws, (e.g., RICO); (xi) federal and state health care and safety laws (e.g., OSHA); (xii) federal and state laws concerning aviation, vessels, railway or other transportation equipment or matters; (xiii) federal and state laws concerning public utilities; (xiv) federal and state labor or employment laws; (xv) federal and state laws and policies concerning (A) national and local emergencies, (B) possible judicial deference to acts of sovereign states, including judicial acts, and (C) criminal and civil forfeiture laws; (xvi) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); (xvii) federal and state banking and insurance laws; (xviii) export, import and customs laws; (xix) anti-terrorism orders, as the same may be renewed, extended, amended or replaced, and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the same (including, without limitation, Executive Order 13224 of September 23, 2001 Blocking

[Underwriter[s]]

[—], 2012

Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism); (xx) the USA Patriot Improvement and Reauthorization Act of 2005, its successor statutes, and similar statutes in effect from time to time, and the policies promulgated thereunder and any foreign assets control regulations of the United States Treasury Department or any enabling legislation or order relating thereto; (xi) federal and state laws concerning bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; and (xxii) the rules and regulations of Financial Industry Regulatory Authority Inc.; and in the case of each of the foregoing, all orders, policies, rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

4. For purposes of opinion paragraphs 10, 11(c) and 11(d), we express no opinion or view with respect to the technical information in filings made with any federal, state or foreign regulatory authority, including without limitation, the Food and Drug Administration of the United States or any product information, specifications or performance data set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus or any other drug or food regulatory matter relating to the operation of the business of the Company.

The laws described in this paragraph A are referred to herein from time to time as the “Excluded Laws”.

B. With respect to our opinions as to the due incorporation, valid existence, qualification to do business and good standing of the Company set forth in opinion paragraphs 1 and 2 above, with your permission, we are relying solely and without independent investigation on our review and examination of the Good Standing Certificate, the California Good Standing Certificate, and a certificate of an officer of the Company as to factual matters and any documents certified to us thereby.

C. Our opinions in paragraphs 10 and 11(c) above are limited solely to laws, rules and regulations (other than the Excluded Laws) that in our experience are generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement between unregulated parties.

D. The opinion set forth in the second sentence of paragraph 5 is based solely on the Transfer Agent Certificate.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph A with respect to Excluded Laws), we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of California, (ii) to the extent set forth in opinion paragraphs 1, 3, 4, 5 and 11(a), the DGCL (based solely upon our review of a standard compilation thereof and without regard to any regulations promulgated thereunder or any judicial or administrative interpretations thereof), (iii) with respect to opinion paragraphs 4(b), 10, 11(c) or 11(d), the internal laws of the State of New York, and (iv) the federal laws of the United States.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.

[Underwriter[s]]

[—], 2012

This opinion letter is rendered solely to you in connection with the issuance and delivery of the Shares. This opinion letter may not be relied upon by you for any other purpose or delivered to or relied upon by any other person or entity without our express prior written consent (including, without limitation, any person or entity that acquires the Shares from you), except that you may furnish a copy of this opinion letter for information (but not reliance): (i) to your independent auditors and your attorneys, (ii) pursuant to order or legal process of any court or governmental agency, and (iii) in connection with any legal action to which you are a party arising out of the issuance and delivery of the Shares. This opinion letter is rendered to you as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery as permitted above, and we assume no obligation to advise you or any other person or entity hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

SCHEDULE I

ISSUER FREE WRITING PROSPECTUS

1. [Issuer Free Writing Prospectus on Form FWP (File No. 333-[—]), accepted for filing with the Commission on May [—], 2012.]

Exhibit A

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

FORM OF LOCKUP AGREEMENT

May     , 2012

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

Barclays Capital Inc.

c/o Merrill Lynch, Pierce, Fenner & Smith

                  Incorporated

One Bryant Park

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:    Proposed Public Offering of Common Stock by BioMarin Pharmaceutical Inc.

Dear Sirs:

The undersigned, a stockholder and/or an officer and/or director of BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), understands that one or both of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Barclays Capital Inc. (“Barclays”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of the Company’s common stock (the “Securities”). For purposes of this lock-up agreement, the term “Representatives” shall refer to the Representatives named in the Underwriting Agreement, which the undersigned acknowledges could be either Merrill Lynch or Barclays, individually, or Merrill Lynch and Barclays, collectively. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (such period, including any extension thereof as described below, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the Lock-Up Securities or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distribute, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin).

In addition, notwithstanding the lock-up restrictions described in the first paragraph of this lock-up agreement, the undersigned shall be permitted, pursuant to a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which exists as of the date of this lock-up agreement (a “Plan”), to sell, only pursuant to such Plan, shares of Common Stock prior to the expiration of the Lock-Up Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the period beginning on the date hereof and ending on the date that is 60 days after the date of the Underwriting Agreement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the lock-up restrictions described in the first paragraph of this lock-up agreement, the undersigned shall be permitted to (1) enter into a written trading plan under Rule 10b5-1 of the Exchange Act after the date of the Underwriting Agreement, provided that in no event shall any sales of Common Stock be made under such plan prior to the expiration of the Lock-Up Period, and (2) to transfer Lock-Up Securities to the Company upon repurchase of such securities by the Company pursuant to the terms of an agreement or equity incentive plan in existence as of the date hereof and described in the prospectus relating to the Public Offering; provided, however, that it shall be a further condition to the transfers permitted in clause (2) that such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

Additionally, the restriction in the second sentence of the first paragraph of this lock-up agreement shall not apply to the exercise of stock options held by the undersigned as of the date hereof (provided that the shares of common stock received upon exercise shall continue to be deemed Lock-Up Securities for all purposes under this Agreement).

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature Page Follows]

Very truly yours,

Signature:
Print Name:

Exhibit B